Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Q2 2009 Operating Profit of $1mm, $1mm Stock Buyback

BURLINGTON, MA, July 29, 2009 — LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of peripheral vascular devices and implants, today announced Q2 2009 financial results. Record profitability and operational cash flow in the quarter were due to continued expense control, gross margin expansion and a sequential sales recovery from Q1 2009. The Company also announced a $1 million share repurchase program and increased its 2009 top- and bottom-line guidance.

Q2 2009 sales were $12.6 million, a decrease of 1% versus Q2 2008, and an increase of 3% after adjusting for foreign exchange and PeriPatch distribution. Sequentially, sales increased $1.3 million, or 11%, from Q1 to Q2 2009. Strong results in the Company’s Vascular category accounted for most of the sequential improvement, while PeriPatch and Albograft combined to contribute $420,000 of the sales increase.

The Company reported a gross margin of 72.2% in Q2 2009, up from 69.8% in Q2 2008. The increase was driven by higher average selling prices and the recent direct-to-hospital Albograft transition in Europe.

Q2 2009 operating profit was $993,000 versus an operating loss of $869,000 in Q2 2008. Continued expense discipline and the higher gross margin drove this $1.9 million improvement. Net income in Q2 2009 was $925,000, or $0.06 per share, versus a net loss of $926,000 in Q2 2008, or ($0.06) per share.

The Company’s cash and marketable securities increased by $2.6 million during the quarter to $19.8 million. The increase was largely the result of changes in working capital items, $925,000 in net income, and $602,000 of depreciation, amortization and stock-based compensation.

George W. LeMaitre, Chairman and CEO said, “In Q2 our continued expense restraint, gross margin expansion and the sequential sales increase combined to produce record quarterly profits and cash flow. Given our recent profitability and current market valuation, we are announcing a share repurchase program. I believe LMAT represents an attractive investment opportunity and this program reflects our ongoing commitment to increasing shareholder value.”

Sales and marketing expenses decreased 18% in Q2 2009 to $4.2 million. This expenditure represented 34% of sales in Q2 2009 versus 40% in the year-earlier quarter. During Q2 2009 the Company benefited from efficiencies in its sales force and the strategic focus of marketing resources. The Company ended Q2 2009 with 54 sales representatives.

General and administrative expenses decreased 12% to $2.4 million in Q2 2009, the result of general belt-tightening.

R&D expenses decreased 3% to $1.4 million in Q2 2009. Reduced product development costs more than offset increased regulatory and clinical spending.

$1 Million Share Repurchase Program

The Company’s Board of Directors has authorized the repurchase of up to $1 million of its common stock from time to time on the open market or in privately negotiated transactions. The timing and number of any shares repurchased will be determined by the Company’s management, based on their evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time and will conclude no later than July 31, 2010, unless otherwise extended by the Company’s Board of Directors. The repurchase program will be funded using LeMaitre Vascular’s available cash and cash equivalents.

Business Outlook

The Company increased its 2009 sales guidance to $48.25 - $48.75 million from $48.0 - $48.5 million. The Company also increased its 2009 operating income guidance to $250,000 from break-even. This top- and bottom-line guidance excludes future acquisitions and changes in foreign exchange rates.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-299-9086 (1-617-786-2903 for international callers), using passcode 67742820. For interested individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease; a condition that the Company estimates affects more than 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices that are used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome, the Pruitt-Inahara Carotid Shunt, TAArget Thoracic Stent Graft and AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company and third parties.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

This press release includes sales growth after adjusting for foreign exchange and PeriPatch Biologic Patch distribution. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. The Company commenced distribution of the PeriPatch Biologic Patch in Q1 2009.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s intention to repurchase shares of its common stock from time to time under the stock repurchase program, the intended use of any repurchased shares, the source of funding for the repurchase program, and the Company’s financial guidance are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the market price of the Company’s stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company’s cash flows from operations; general economic conditions; the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; the potential for encountering unfavorable foreign currency exchange rate fluctuations; risks related to product demand and market acceptance of the Company’s products; risks related to the global economic recession; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company does not realize the anticipated benefits of its strategic transactions; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,740	$15,895
Marketable securities	3,078	5,359
Accounts receivable, net	7,767	7,244
Inventories	7,000	6,959
Other current assets	1,401	1,659

Total current assets	35,986	37,116

Property and equipment, net	2,098	2,327
Goodwill	11,022	11,022
Other intangibles, net	3,631	2,883
Other assets	966	1,051

Total assets	$53,703	$54,399

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,233	$606
Accrued expenses	4,804	5,543
Acquisition-related liabilities	175	784

Total current liabilities	6,212	6,933

Long term debt	68	78
Deferred tax liabilities	1,401	1,260
Other long-term liabilities	381	380

Total liabilities	8,062	8,651

Stockholders’ equity
Common stock	157	157
Additional paid-in capital	62,755	62,290
Accumulated deficit	(17,152)	(16,194)
Accumulated other comprehensive gain (loss)	126	(272)
Less: treasury stock	(245)	(233)

Total stockholders’ equity	45,641	45,748

Total liabilities and stockholders’ equity	$53,703	$54,399

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net sales	$12,630	$12,739	$23,978	$24,586
Cost of sales	3,508	3,853	6,590	7,211

Gross profit	9,122	8,886	17,388	17,375

Operating expenses:
Sales and marketing	4,249	5,153	8,395	10,981
General and administrative	2,412	2,733	4,937	5,561
Research and development	1,435	1,474	2,746	2,824
Restructuring charges	—	347	1,777	980
Impairment charge	33	48	106	483

Total operating expenses	8,129	9,755	17,961	20,829

Income (loss) from operations	993	(869)	(573)	(3,454)

Other income:
Interest income (expense), net	15	104	(7)	266
Other income, net	106	14	20	164

Total other income, net	121	118	13	430

Income (loss) before income taxes	1,114	(751)	(560)	(3,024)

Provision for income taxes	189	175	396	465

Net income (loss)	$925	$(926)	$(956)	$(3,489)

Net income (loss) per share of common stock:
Basic	$0.06	$(0.06)	$(0.06)	$(0.22)

Diluted	$0.06	$(0.06)	$(0.06)	$(0.22)

Weighted average shares outstanding:
Basic	15,670	15,542	15,665	15,524

Diluted	15,866	15,542	15,665	15,524

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2009		June 30, 2008		June 30, 2009		June 30, 2008
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Endovascular	$3,663	29%	$4,328	34%	$7,164	30%	$7,870	32%
Vascular	7,869	62%	7,290	57%	14,784	62%	14,613	59%
General Surgery	976	8%	1,022	8%	1,856	7%	1,926	8%

	12,508	99%	12,640	99%	23,804	99%	24,409	99%
OEM	122	1%	99	1%	174	1%	177	1%

Total Net Sales	$12,630	100%	$12,739	100%	$23,978	100%	$24,586	100%

Net Sales by Geography
Americas	$7,269	58%	$6,881	54%	$13,950	58%	$13,360	54%
International	5,361	42%	5,858	46%	10,028	42%	11,226	46%

Total Net Sales	$12,630	100%	$12,739	100%	$23,978	100%	$24,586	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2009		2008				2007
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total net sales	12,630	11,348	12,111	12,023	12,739	11,847	11,104	10,144	10,315	9,883
Impact of currency exchange rate fluctuations (1)	(699)	(622)	(448)	452	836	674	439	253	267	322
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	234	101	235	703	929	1,133	1,116	635	567	455

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers’ products, net of sales related to discontinued products and other activities, based on 12 months’ sales following the date of the event or transaction, for the current period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2009
Net sales as reported	$12,630
Impact of currency exchange rate fluctuations	699
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	(234)

Adjusted net sales		$13,095

For the three months ending June 30, 2008
Net Sales as reported		$12,739

Adjusted net sales increase for the three months ending June 30, 2009		$356	3%